CorEnergy Announces Third Quarter 2019 Results
KANSAS CITY, MO - October 30, 2019 - CorEnergy Infrastructure Trust, Inc. ("CorEnergy" or the "Company") today announced financial results for the third quarter, ended September 30, 2019.
Third Quarter Performance Summary
Third quarter financial highlights, including the impact of the Convertible Notes Exchange, are as follows:

	For the Three Months Ended
	September 30, 2019
		Per Share
	Total	Basic	Diluted
Net Income (Loss) (Attributable to Common Stockholders)[1]	$(21,733,380)	$(1.65)	$(1.65)
NAREIT Funds from Operations (NAREIT FFO)[1]	$(16,222,013)	$(1.23)	$(1.23)
Funds From Operations (FFO)[1]	$(16,176,808)	$(1.23)	$(1.23)
Adjusted Funds From Operations (AFFO)[1]	$13,067,911	$0.99	$0.94
Dividends Declared to Common Stockholders		$0.75
1 Management uses AFFO as a measure of long-term sustainable operational performance. NAREIT FFO, FFO, and AFFO are non-GAAP measures. Reconciliations of NAREIT FFO, FFO and AFFO, as presented, to Net Income (Loss) Attributable to CorEnergy Stockholders are included at the end of this press release. See Note 1 for additional information.
Recent Developments

•
MoGas FERC Rate Case: The rate case before the Federal Energy Regulatory Commission (FERC) for CorEnergy’s interstate MoGas Pipeline was settled, with final approval received from the FERC in September 2019.

•
Convertible Notes Offering and Exchange: In August 2019, CorEnergy completed an offering of $120 million of its 5.875% Convertible Senior Notes (due 2025) in a private placement to institutional buyers. CorEnergy used a portion of the $116 million in net proceeds, together with shares of its common stock, valued at $33 million, to repurchase approximately $64 million of its 7.00% Convertible Senior Notes (due 2020). These actions significantly increased CorEnergy’s liquidity and extended the maturity of its debt facilities, while reducing its weighted average cost of capital with a lower interest rate on the 2025 notes. CorEnergy recorded a loss on extinguishment of debt of approximately $29 million in connection with the exchange, affecting third-quarter 2019 net income as reported under Generally Accepted Accounting Principles (GAAP), NAREIT FFO and FFO. Adjusted Funds from Operations (AFFO) remained relatively consistent.

•	Maintained Dividend: The Board of Directors declared a common stock dividend of $0.75 per share ($3.00 annualized) for the third quarter of 2019, in line with the previous 16 quarterly dividends.

"The third quarter and first nine months of 2019 marked a further strengthening of CorEnergy’s financial position, as well as an improvement in operating income and Adjusted Funds from Operations from the prior year. We continue evaluating assets with potential partners to find the right investments for CorEnergy, in a capital-markets environment where many energy producers are seeking alternative financing," said CorEnergy Chairman and Chief Executive Officer Dave Schulte. "Our balance sheet management steps will benefit earnings and provide liquidity to fund growth. As anticipated, we concluded our FERC rate case for the MoGas Pipeline with a favorable agreement providing a steady source of transportation and distribution revenue."
Portfolio Update
MoGas Pipeline: MoGas and all intervenors in its FERC rate case, filed May 31, 2018, agreed on new rates totaling approximately $14.8 million. FERC gave final approval to the settlement in September 2019. In conjunction with the settlement, MoGas entered into 5-year firm transportation service agreements with its customers, in exchange for modest discounts.
Pinedale Liquids Gathering System: In September 2019, Ultra Petroleum Corp. (UPL), the tenant for CorEnergy’s Pinedale LGS, announced it had agreed to an amended credit facility with lenders to remove financial maintenance covenants, while also placing limits on capital expenditures and suspending UPL’s drilling program during this time of multi-year lows in natural gas prices. UPL also announced that its 2020 production expectations are lower than for 2019.
Outlook
CorEnergy regularly assesses its ability to pay and grow its dividend to common stockholders above the current $0.75 per quarter. The Company targets long-term revenue growth of 1-3% annually from existing contracts through inflation-based and potential participating rent adjustments and additional growth from acquisitions. CorEnergy believes that a number of actions can be taken to adequately offset the lost revenue from the December 2018 sale of the Portland Terminal, which could include a combination of (i) additional investments in revenue generating assets and / or (ii) deleveraging of the Company's balance sheet through preferred equity and debt repurchases, at attractive prices. There can be no assurance that any potential acquisition opportunities will result in consummated transactions.
Dividend Declaration
Common Stock: A third quarter 2019 dividend of $0.75 per share was declared for CorEnergy's common stock. The dividend is payable on November 29, 2019, to stockholders of record on November 15, 2019. The third quarter 2019 dividend will be paid entirely in cash.
Preferred Stock: For the Company's 7.375% Series A Cumulative Redeemable Preferred Stock, a cash dividend of $0.4609375 per depositary share was declared. The preferred stock dividend, which equates to an annual dividend payment of $1.84375 per depositary share, is payable on November 29, 2019, to stockholders of record on November 15, 2019.
Third Quarter Earnings Call
CorEnergy will host a conference call on Thursday, October 31, 2019, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 877-407-8035 (for international, 1-201-689-8035) approximately five to ten minutes prior to the scheduled start time. The call will also be webcast in a listen-only format. A link to the webcast will be accessible at corenergy.reit.
A replay of the call will be available until 1:00 p.m. Central Time on November 30, 2019, by dialing 877-481-4010 (for international, 1-919-882-2331). The Conference ID is 54913. A replay of the conference call will also be available on the Company’s website.

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns critical energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We receive long-term contracted revenue from operators of our assets, primarily under triple-net participating leases. For more information, please visit corenergy.reit.
Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.
Notes
1NAREIT FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses of depreciable properties, real estate-related depreciation and amortization (excluding amortization of deferred financing costs or loan origination costs) and other adjustments for unconsolidated partnerships and non-controlling interests. Adjustments for non-controlling interests are calculated on the same basis. FFO as we have presented it here, is derived by further adjusting NAREIT FFO for distributions received from investment securities, income tax expense (benefit) from investment securities, net distributions and other income and net realized and unrealized gain or loss on other equity securities. CorEnergy defines AFFO as FFO Adjusted for Securities Investment plus (gain) loss on extinguishment of debt, provision for loan (gain) loss, net of tax, transaction costs, amortization of debt issuance costs, amortization of deferred lease costs, accretion of asset retirement obligation, non-cash costs associated with derivative instruments, and certain costs of a nonrecurring nature, less maintenance, capital expenditures (if any), income tax (expense) benefit unrelated to securities investments, amortization of debt premium, and other adjustments as deemed appropriate by Management. Reconciliations of NAREIT FFO, FFO Adjusted for Securities Investments and AFFO to Net Income (Loss) Attributable to CorEnergy Stockholders are included in the additional financial information attached to this press release.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Debbie Hagen
877-699-CORR (2677)
info@corenergy.reit

Consolidated Balance Sheets

	September 30, 2019	December 31, 2018
Assets	(Unaudited)
Leased property, net of accumulated depreciation of $101,157,834 and $87,154,095	$384,235,493	$398,214,355
Property and equipment, net of accumulated depreciation of $18,498,371 and $15,969,346	107,640,017	109,881,552
Financing notes and related accrued interest receivable, net of reserve of $600,000 and $600,000	1,267,500	1,300,000
Note receivable	—	5,000,000
Cash and cash equivalents	120,430,110	69,287,177
Deferred rent receivable	29,599,410	25,942,755
Accounts and other receivables	3,001,569	5,083,243
Deferred costs, net of accumulated amortization of $1,790,091 and $1,290,236	2,338,588	2,838,443
Prepaid expenses and other assets	694,288	668,584
Deferred tax asset, net	4,883,349	4,948,203
Goodwill	1,718,868	1,718,868
Total Assets	$655,809,192	$624,883,180
Liabilities and Equity
Secured credit facilities, net of debt issuance costs of $171,275 and $210,891	$34,654,725	$37,261,109
Unsecured convertible senior notes, net of discount and debt issuance costs of $3,942,712 and $1,180,729	121,583,288	112,777,271
Asset retirement obligation	8,289,320	7,956,343
Accounts payable and other accrued liabilities	7,133,813	3,493,490
Management fees payable	1,665,026	1,831,613
Unearned revenue	6,511,572	6,552,049
Total Liabilities	$179,837,744	$169,871,875
Equity
Series A Cumulative Redeemable Preferred Stock 7.375%, $125,493,175 and $125,555,675 liquidation preference ($2,500 per share, $0.001 par value), 10,000,000 authorized; 50,197 and 50,222 issued and outstanding at September 30, 2019 and December 31, 2018, respectively	$125,493,175	$125,555,675
Capital stock, non-convertible, $0.001 par value; 13,534,856 and 11,960,225 shares issued and outstanding at September 30, 2019 and December 31, 2018 (100,000,000 shares authorized)	13,535	11,960
Additional paid-in capital	369,884,338	320,295,969
Retained earnings (deficit)	(19,419,600)	9,147,701
Total Equity	475,971,448	455,011,305
Total Liabilities and Equity	$655,809,192	$624,883,180

Consolidated Statements of Income (Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenue
Lease revenue	$16,984,903	$18,391,983	$50,338,489	$54,259,701
Transportation and distribution revenue	4,068,338	4,244,722	13,808,064	12,071,858
Financing revenue	28,003	—	89,532	—
Total Revenue	21,081,244	22,636,705	64,236,085	66,331,559
Expenses
Transportation and distribution expenses	1,116,194	2,241,999	3,866,092	5,349,419
General and administrative	2,494,240	3,046,481	8,104,502	8,881,314
Depreciation, amortization and ARO accretion expense	5,645,342	6,289,459	16,935,688	18,868,871
Provision for loan losses	—	—	—	500,000
Total Expenses	9,255,776	11,577,939	28,906,282	33,599,604
Operating Income	$11,825,468	$11,058,766	$35,329,803	$32,731,955
Other Income (Expense)
Net distributions and other income	$360,182	$5,627	$902,056	$65,292
Net realized and unrealized loss on other equity securities	—	(930,147)	—	(1,797,281)
Interest expense	(2,777,122)	(3,183,589)	(7,582,199)	(9,590,427)
Loss on extinguishment of debt	(28,920,834)	—	(33,960,565)	—
Total Other Expense	(31,337,774)	(4,108,109)	(40,640,708)	(11,322,416)
Income (loss) before income taxes	(19,512,306)	6,950,657	(5,310,905)	21,409,539
Taxes
Current tax expense (benefit)	(1,270)	(8,393)	352,474	(54,727)
Deferred tax expense (benefit)	(91,436)	(738,274)	64,854	(1,751,615)
Income tax expense (benefit), net	(92,706)	(746,667)	417,328	(1,806,342)
Net Income (loss) attributable to CorEnergy Stockholders	(19,419,600)	7,697,324	(5,728,233)	23,215,881
Preferred dividend requirements	2,313,780	2,396,875	6,941,688	7,190,625
Net Income (loss) attributable to Common Stockholders	$(21,733,380)	$5,300,449	$(12,669,921)	$16,025,256

Earnings (Loss) Per Common Share:
Basic	$(1.65)	$0.44	$(0.98)	$1.34
Diluted	$(1.65)	$0.44	$(0.98)	$1.34
Weighted Average Shares of Common Stock Outstanding:
Basic	13,188,546	11,939,360	12,870,357	11,928,929
Diluted	13,188,546	11,939,360	12,870,357	11,928,929
Dividends declared per share	$0.750	$0.750	$2.250	$2.250

Consolidated Statements of Cash Flows (Unaudited)

	For the Nine Months Ended
	September 30, 2019	September 30, 2018
Operating Activities
Net income (loss)	$(5,728,233)	$23,215,881
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax, net	64,854	(1,751,615)
Depreciation, amortization and ARO accretion	17,828,773	19,929,691
Provision for loan losses	—	500,000
Loss on extinguishment of debt	33,960,565	—
Gain on sale of equipment	(1,800)	(8,416)
Net realized and unrealized loss on other equity securities	—	1,797,281
Common stock issued under directors' compensation plan	—	67,500
Changes in assets and liabilities:
Increase in deferred rent receivable	(3,656,655)	(5,403,281)
Decrease in accounts and other receivables	2,081,674	936,672
Increase in prepaid expenses and other assets	(26,026)	(22,001)
Increase (decrease) in management fee payable	(166,587)	72,885
Increase in accounts payable and other accrued liabilities	3,449,442	2,436,421
Decrease in current income tax liability	—	(2,172,200)
Increase (decrease) in unearned revenue	(40,477)	121,731
Net cash provided by operating activities	$47,765,530	$39,720,549
Investing Activities
Purchases of property and equipment, net	(311,566)	(94,980)
Proceeds from sale of property and equipment	—	17,999
Principal payment on note receivable	5,000,000	—
Principal payment on financing note receivable	32,500	—
Net cash provided by (used in) investing activities	$4,720,934	$(76,981)
Financing Activities
Debt financing costs	(161,963)	(264,010)
Net offering proceeds on convertible debt	116,355,125	—
Cash paid for extinguishment of convertible notes	(78,939,743)	—
Repurchases of preferred stock	(60,550)	—
Dividends paid on Series A preferred stock	(6,941,340)	(7,190,625)
Dividends paid on common stock	(28,949,060)	(25,718,189)
Principal payments on secured credit facilities	(2,646,000)	(2,646,000)
Net cash used in financing activities	$(1,343,531)	$(35,818,824)
Net Change in Cash and Cash Equivalents	$51,142,933	$3,824,744
Cash and Cash Equivalents at beginning of period	69,287,177	15,787,069
Cash and Cash Equivalents at end of period	$120,430,110	$19,611,813

Supplemental Disclosure of Cash Flow Information
Interest paid	$5,893,078	$6,404,134
Income taxes paid (net of refunds)	282,786	2,117,473

Non-Cash Financing Activities
Change in accounts payable and accrued expenses related to debt financing costs	$197,227	$(255,037)
Reinvestment of distributions by common stockholders in additional common shares	403,831	1,113,727
Common stock issued upon exchange and conversion of convertible notes	62,639,326	42,654

NAREIT FFO, FFO Adjusted for Securities Investment and AFFO Reconciliation (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net Income (loss) attributable to CorEnergy Stockholders	$(19,419,600)	$7,697,324	$(5,728,233)	$23,215,881
Less:
Preferred Dividend Requirements	2,313,780	2,396,875	6,941,688	7,190,625
Net Income (loss) attributable to Common Stockholders	$(21,733,380)	$5,300,449	$(12,669,921)	$16,025,256
Add:
Depreciation	5,511,367	6,138,548	16,533,762	18,416,138
NAREIT funds from operations (NAREIT FFO)	$(16,222,013)	$11,438,997	$3,863,841	$34,441,394
Add:
Distributions received from investment securities	360,182	5,627	902,056	65,292
Net realized and unrealized loss on other equity securities	—	930,147	—	1,797,281
Less:
Net distributions and other income	360,182	5,627	902,056	65,292
Income tax (expense) benefit from investment securities	(45,205)	249,420	(203,910)	491,407
Funds from operations adjusted for securities investments (FFO)	$(16,176,808)	$12,119,724	$4,067,751	$35,747,268
Add:
Loss on extinguishment of debt	28,920,834	—	33,960,565	—
Provision for loan losses, net of tax	—	—	—	500,000
Transaction costs	14,799	66,895	157,380	123,791
Amortization of debt issuance costs	313,022	353,639	893,084	1,060,820
Amortization of deferred lease costs	22,983	22,983	68,949	68,949
Accretion of asset retirement obligation	110,992	127,928	332,977	383,784
Less:
Income tax (expense) benefit	137,911	497,247	(213,418)	1,314,935
Adjusted funds from operations (AFFO)	$13,067,911	$12,193,922	$39,694,124	$36,569,677

Weighted Average Shares of Common Stock Outstanding:
Basic	13,188,546	11,939,360	12,870,357	11,928,929
Diluted	15,609,545	15,393,644	15,197,745	15,383,386
NAREIT FFO attributable to Common Stockholders
Basic	$(1.23)	$0.96	$0.30	$2.89
Diluted (1)	$(1.23)	$0.89	$0.30	$2.67
FFO attributable to Common Stockholders
Basic	$(1.23)	$1.02	$0.32	$3.00
Diluted (1)	$(1.23)	$0.93	$0.32	$2.75
AFFO attributable to Common Stockholders
Basic	$0.99	$1.02	$3.08	$3.07
Diluted (2)	$0.94	$0.92	$2.89	$2.77
(1) The three and nine months ended September 30, 2019 diluted per share calculations exclude dilutive adjustments for convertible note interest expense, discount amortization and deferred debt issuance amortization because such impact is antidilutive. The three and nine months ended September 30, 2018 include these dilutive adjustments. For periods presented without per share dilution, the number of weighted average diluted shares is equal to the number of weighted average basic shares presented.

(2) Diluted per share calculations include a dilutive adjustment for convertible note interest expense.